Stock Purchase Agreement, executed October 13, 2006, between the Company and Independence Blue Cross.
EX-10.74

Exhibit 10.74

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of October 13, 2006, by and among CORD BLOOD AMERICA, INC., a Florida corporation (the “Company”), and INDEPENDENCE BLUE CROSS, a Pennsylvania not for profit hospital plan corporation (“Buyer”).

WITNESSETH:

WHEREAS, the Company and Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S.  Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Buyer as provided herein, and Buyer shall purchase as provided herein, on a monthly basis shares of unregistered common stock of the Company (the “Common Stock”), par value $0.0001 (the “Common Stock”) at a purchase price per share equal to the closing bid price for the Common Stock on the trading day immediately preceding each purchase thereof (the “Purchase Price”), with a maximum aggregate Purchase Price for all such purchases equal to One Million Dollars ($1,000,000); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the “Investor Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and CorCell, Inc., a Delaware corporation (“CorCell”), are executing and delivering an Asset Purchase Agreement to each other (the “APA”), pursuant to which the Company shall purchase all of the assets of CorCell utilized in that portion of CorCell’s business with respect to retrieving cord blood samples only (excluding the business of storing such samples) (the “Business”), intended to close effective as of October 1, 2006.

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and CorCell are executing and delivering an Existing Samples Purchase Agreement to each other (the “ESPA”), pursuant to which the Company shall purchase all of the assets of CorCell utilized in that portion of CorCell’s business with respect to storing cord blood samples only, intended to close on or before March 31, 2007.

WHEREAS, Buyer is a beneficial shareholder of Vita 34 International AG, the parent corporation of CorCell, and Buyer desires to assist the Company in funding the excess of the monthly expenses of running the Business over the revenues generated by the Business until the earlier of the closing under the ESPA, the termination of the ESPA or as otherwise provided in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and Buyer hereby agree as follows:

1.

PURCHASE AND SALE OF COMMON STOCK.

(a)

Purchase of Common Stock.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement:

(i)

Concurrently with the execution of this Agreement, the Buyer shall purchase $150,000 of the Company’s Common Stock.

(ii)

Beginning with respect to the month of November, 2006, Buyer agrees to purchase at each Monthly Closing (defined below) and the Company agrees to sell and issue to Buyer at each Monthly Closing, that number of shares of Common Stock equal to the result of dividing the Projected Deficit (as defined below) expected to be incurred in the Business for the applicable calendar month by the applicable Purchase Price.  The “Projected Deficit” shall be defined as the excess of the projected expenses of the Business over the projected revenues of the Business, calculated in a manner consistent with past monthly budgets of CorCell and consistent with the example set forth as Schedule 1 hereto.  The Projected Deficit for each calendar month shall be provided in detail in writing by the Company to Buyer on or before the fifteenth (15th) day of the immediately preceding calendar month.  In the event that the Actual Cash Deficit (as defined below) for the month of October is less than $150,000, or in the event the Actual Cash Deficit for any subsequent calendar month is less than the Projected Deficit for that month, the amount of the difference shall reduce the amount of the next Projected Deficit provided by the Company to Buyer. The term “Actual Cash Deficit” shall mean the excess of the actual expenses of the Business over the actual revenues of the Business, calculated in a manner consistent with the calculation of Projected Deficits.  In the event the final Projected Deficit exceeds the Actual Cash Deficit for last month of the foregoing arrangement, Buyer may, in its sole discretion and subject to compliance with applicable securities laws, require the Company to repurchase that number of shares of Company Common Stock purchased in that last month whose purchase price is equal to the difference between the Projected Deficit and the Actual Cash Deficit.  At the time of each Monthly Closing, Buyer shall wire transfer the applicable Purchase Price in same-day funds to the Company.  Notwithstanding anything to the contrary in this Agreement, Buyer shall have no further obligation to purchase any Common Stock hereunder or otherwise at the earlier date that (i) the aggregate Purchase Price for all purchases made by Buyer hereunder equals the sum of One Million Dollars ($1,000,000), (ii) successful consummation of the purchase by the Company of CorCell’s cord blood sample storing business pursuant to the terms of the ESPA, (iii) the ESPA is terminated  for any reason, (iv) an Event of Default (as defined below) by the Company under this Agreement, (v) the insolvency of the Company, (vi) the filing of a voluntary or involuntary  petition in bankruptcy by or against the Company, or (vii) Buyer and the Company have consummated the fifth (March, 2007) Monthly Closing.  For purposes of this Agreement, an “Event of Default” shall be deemed to have occurred if the Company breaches any of its material obligations hereunder and fails to cure such breach within five business days after written notice thereof is given by Buyer to the Company.

(b)

Closing Dates.  The closing each month (each a “Monthly Closing”) of the purchase and sale of the Common Stock pursuant to the terms of this Agreement shall take place at 10:00 a.m.  Eastern Standard Time on the fifth (5th) business day of each successive calendar month beginning with November, 2006, subject to notification of satisfaction of the conditions to each Monthly Closing set forth herein and in Sections 5 and 6 below (or such other date as is mutually agreed to by the Company and Buyer) (the “Monthly Closing Date”).

(c)

Form of Payment.  Subject to the satisfaction of the terms and conditions of this Agreement, on each Monthly Closing Date Buyer shall deliver to the Company the aggregate proceeds for the Common Stock to be issued and sold to Buyer, calculated and delievered in accordance with Section 1(a) above. Within five (5) business days thereafter, the Company shall deliver to Buyer certificates for the Common Stock which Buyer has purchased, duly executed on behalf of the Company.

2.

BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants that:

(a)

Investment Purpose.  Buyer is acquiring the Common Stock then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Buyer reserves the right to dispose of the Common Stock at any time in accordance with or pursuant to an effective Securities Act registration statement covering such Common Stock or an available exemption under the Securities Act.

(b)

Accredited Investor Status.  Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)

Reliance on Exemptions.  Buyer understands that the Common Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire such securities.

(d)

Information.  All matters relating to the Company and Buyer’s investment in the Common Stock have been explained to Buyer and Buyer’s advisors and Buyer understands the speculative nature of and the risks involved in this investment.  Buyer understands the business in which the Company is engaged and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto.  Buyer and its attorneys, investment advisors, business advisors, tax advisors and accountants have had access to the Company’s reports, schedules, forms, statements and other documents filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”).  Buyer relied solely on the information contained in the SEC Documents in making its investment decision, and, in making its investment decision, has disregarded any other written or oral statements or information, if any, concerning the Company or an investment in the Common Stock made by any party, including, without limitation, the officers, directors, and employees of the Company.  Buyer has obtained sufficient information to evaluate the merits and risks of the investment and to make such a decision.  To the extent that Buyer has deemed it appropriate to do so, Buyer has retained, and relied upon appropriate professional advice regarding the tax, accounting, legal, investment and financial merits and consequences of an investment in the Common Stock.  Buyer acknowledges that it has relied solely on the professional advice of its own counsel with respect to the transactions set forth herein. Notwithstanding the foregoing, no due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.

(e)

No Governmental Review.  Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock, or the fairness or suitability of the investment in the Common Stock, nor have such authorities passed upon or endorsed the merits of the offering of the Common Stock.

(f)

Transfer or Resale.  Buyer understands that except as provided in the Investor Registration Rights Agreement: (i) the Common Stock has not been and is not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) Buyer shall have delivered to the Company an opinion of counsel, in a form acceptable to the Company in the reasonable exercise of its discretion, to the effect that the Common Stock to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of the Common Stock made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Common Stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Common Stock under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The

Company reserves the right to place stop transfer instructions against the shares and certificates for the Common Stock when necessary to assure compliance with state and/or federal securities laws.

(g)

Legends.  Buyer understands that the certificates or other instruments representing the Common Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR  APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN  ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW  TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD,  TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE  REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES  ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS,  OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT  REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE  STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company within two (2) business days shall issue a certificate without such legend to the holder of the Common Stock upon which it is stamped, unless otherwise required by state securities laws, under the following circumstances: (i) in connection with a sale transaction, provided the Common Stock is registered under the Securities Act; or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel acceptable to the Company in the reasonable exercise of its discretion, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Common Stock may be made without registration under the Securities Act.

(h)

Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)

Receipt of Documents.  Buyer and its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein and the Investor Registration Rights Agreement; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s Form 10-KSB for the fiscal year ended December 31, 2005; (iv) the Company’s Form 10-QSB for the fiscal quarter ended June 30, 2006; and (v) answers to all questions Buyer submitted to the Company regarding an investment in the Company; and Buyer has relied on the information contained therein and has not been furnished any offering literature, memorandum or prospectus.

(j)

Due Formation of Buyer.  Buyer is a Pennsylvania hospital plan corporation that was duly formed, validly exists and is in good standing as a hospital plan corporation under the laws of Pennsylvania.  Buyer has not been organized for the specific purpose of purchasing the Common Stock and is not prohibited from doing so.

(k)

No Legal Advice From the Company.  Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors.  Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(l)

Brokers.  Buyer has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Buyer has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.   “Person” shall mean any individual, corporation, association, general partnership, limited partnership, venture, trust, association, firm, organization, company, business, entity, union, society, government (or political subdivision thereof) or governmental agency, authority or instrumentality.

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Buyer that, except as set forth in Schedule 3 attached hereto:

(a)

Organization and Qualification.  The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b)

Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Investor Registration Rights Agreement, and any related agreements (collectively the “Transaction Documents”) and to issue the Common Stock in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Stock, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c)

Capitalization.  As of the date hereof the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, par value $0.0001 (“Preferred Stock”) of which 40,510,000 shares of Common Stock and zero shares of Preferred Stock are issued and outstanding. Except as disclosed on Schedule 3, all of such outstanding shares have been validly issued and are fully paid and non-assessable.  No shares of Common Stock are subject to preemptive rights or any other similar rights, and, except as set forth on Schedule 3 hereto, no shares of Common Stock are subject to any liens or encumbrances suffered or permitted by the Company.  Except as disclosed on

Schedule 3, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character  whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries.  The Company has no outstanding debt securities.  There are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, except pursuant to the Registration Rights Agreement, dated September 9, 2005, by and between the Company and Cornell Capital Partners, L.P., the Subscription Agreement, dated August 2, 2006, by and between the Company and Strategic Working Capital Fund L.P., and the Asset Purchase Agreement, dated January 24, 2006, by and between the Company and Cryobank for Oncologic and Reproductive Donor, Inc.   There are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency, other than with respect to Cornell Capital Partners, L.P.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Stock as described in this Agreement.  The Company has furnished to Buyer true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and a listing of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

(d)

Issuance of Common Stock.  The Common Stock is duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, is free from all taxes, liens and charges with respect to the issue thereof.  The Company has reserved for issuance hereunder sufficient shares of Common Stock to satisfy the requirements of this Agreement.

(e)

No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The National Association of Securities Dealers Inc.’s OTC Bulletin Board on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.  Neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Investor Registration Rights Agreement in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f)

SEC Documents:  Since January 1, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act.  The Company has delivered to Buyers or their representatives, or made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents.  As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to Buyer which is not included in the SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)

10(b)-5.  The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(h)

Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

(i)

No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Common Stock.

(j)

No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Common Stock under the Securities Act or cause this offering of the Common Stock to be integrated with prior offerings by the Company for purposes of the Securities Act.

(k)

Employee Relations; Employee Benefits.  Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened.  None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.  The Company has made all required contributions to, and has complied in all material respects with all applicable laws relating to, all employee benefit plans in which the Company is a participant or to which the Company may be required to contribute.  The Company has no outstanding liability to any person under any employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of the Employee Retirement Income Security Act of 1974, as amended.

(l)

Intellectual Property Rights.  The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(m)

Environmental Laws.  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(n)

Title.  Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(o)

Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged.  Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(p)

Regulatory Permits.  The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(q)

Internal Accounting Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r)

No Material Adverse Breaches, etc.  Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.  Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(s)

Tax Status.  The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(t)

Certain Transactions.  Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(u)

Fees and Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

(v)

Except as disclosed on Schedule 3 hereto, since the date of the Company’s most recent filing on SEC Form 10-QSB for the three months ended June 30, 2006, the Company has not experienced any material adverse change in its operations or business prospects.

(w)

Brokers.  The Company has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and the Company has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.   “Person” shall mean any individual, corporation, association, general partnership, limited partnership, venture, trust, association, firm, organization, company, business, entity, union, society, government (or political subdivision thereof) or governmental agency, authority or instrumentality.

4.

COVENANTS.

(a)

Best Efforts.  Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)

Form D.  The Company agrees to file a Form D with respect to the Common Stock as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing.  The Company shall, on or before the initial sale of Common Stock hereunder (and on or before each subsequent Monthly Closing) take such action as the Company shall reasonably determine is necessary to qualify the Common Stock, or obtain an exemption for the Common Stock for sale to Buyer in connection with such initial sale (and at each subsequent Monthly Closing) under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to Buyer on or prior to the initial sale and, if applicable, before the Monthly Closings.

(c)

Reporting Status.  Until the earlier of (i) the date as of which Buyer may sell all of the Common Stock without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or (ii) the date on which Buyer shall have sold all of the Common Stock (the “Registration Period”), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d)

Quotation.  The Company shall maintain the Common Stock’s authorization for quotation on the OTCBB.

(e)

Fees and Expenses.  Each of the Company and Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents.

(f)

Use of Proceeds.  The Company will use the proceeds from the sale of the Common Stock solely to fund the Actual Cash Deficits of the Business operated on a stand-alone basis as if the purchase from CorCell had not occurred, without including any other costs or expenses of the Company, and not for any other purpose whatsoever.  Upon Buyer’s request, the Company shall furnish to Buyer copies of such records and documents as may be reasonably required for Buyer to verify the use of the proceeds.

(g)

Management of the Business.  The Company shall manage the Business in a commercially reasonable manner with a goal to minimizing the Actual Cash Deficits of the Business.  The Company shall not use the revenues generated by the Business to pay any of its other costs or expenses whatsoever.

5.

CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Common Stock to Buyer at each Monthly Closing is subject to the satisfaction, at or before each Monthly Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)

Buyer shall have executed the Transaction Documents and delivered them to the Company.

(b)

Buyer shall have delivered to the Company the Purchase Price for the Common Stock then being purchased by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c)

The representations and warranties of Buyer shall be true and correct in all material respects as of the date when made and as of each Monthly Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to each Monthly Closing Date.

6.

CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a)

The obligation of Buyer hereunder to purchase the Common Stock at each Monthly Closing is subject to the satisfaction, at or before each Monthly Closing Date, of each of the following conditions:

(i)

The Company shall have executed the Transaction Documents and delivered the same to Buyer.

(ii)

The Company and CorCell shall have executed and delivered to each other the ESPA.

(iii)

The Common Stock shall be authorized for quotation on the OTCBB and trading in the Common Stock shall not have been suspended for any reason.

(iv)

The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of each Monthly Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Monthly Closing Date, including but not limited to, the covenants set forth in Sections 4(f) and 4(g) above.  Buyer shall have received a certificate, executed by the

President of the Company, dated as of each Monthly Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer including, without limitation (A) an update regarding the representation contained in Section 3(c) above, and (B) a statement as to Buyer’s anticipated percentage ownership of the Company’s equity securities following the Monthly Closing which shall be sufficient to enable Buyer to assess its SEC reporting obligations under Sections 13 and 16 of the Exchange Act.

(v)

The Company shall have executed and delivered to Buyer all certificates for the Common Stock previously purchased by Buyer pursuant to this Agreement.

(vi)

The Company shall have provided to Buyer a certificate of good standing from the secretary of state of the state in which the Company is incorporated.

7.

INDEMNIFICATION.

(a)

In consideration of Buyer’s execution and delivery of this Agreement and acquiring the Common Stock hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless Buyer and each other holder of the Common Stock purchased by Buyer, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (iii) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Stock, or (C) the status of Buyer or holder of the Common Stock, as a buyer of Common Stock in the Company.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)

In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of Buyer’s other obligations under this Agreement, Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by Buyer in this Agreement, or in any instrument or document contemplated hereby or thereby executed by

Buyer, (b) any breach of any covenant, agreement or obligation of Buyer contained in this Agreement, the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations of, or due to a material breach by, Buyer and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Investor Registration Rights Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto.  To the extent that the foregoing undertaking by Buyer may be unenforceable for any reason, Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(c)

Notwithstanding any other provision set forth in this Agreement, in no event shall Buyer be responsible to the Company or the Company Indemnitees, and in no event shall the Company be responsible to the Buyer or the Buyer Indemnitees, whether pursuant to the indemnification provisions set forth above or pursuant to any other claim for damages arising out of this Agreement, in an aggregate amount exceeding the aggregate Purchase Price for all purchases of Company securities made by Buyer hereunder, and in no event shall either Buyer or the Company be liable for any indirect, incidental, consequential or punitive damages.

8.

MISCELLANEOUS.

(a)

Option to Purchase Business.  In the event that any of the events listed below occur, Buyer shall have the option to purchase the Business from the Company on the same terms and conditions contained in the APA pursuant to which the Company is purchasing the Business from CorCell (including the $1 purchase price), it being understood that in such event the provisions of Sections 9(g), 9(h) and 9(i) of the APA will not apply, Buyer shall not assume any then existing liabilities of the Company, all references to the ESPA thereunder shall be deleted, and such other changes shall be made as are necessary to evidence Independence Blue Cross becoming the “Buyer” thereunder and Cord Blood America, Inc. becoming the “Seller” thereunder.  The option shall be exercisable for a period of thirty (30) days after Buyer has received written notice (“Notice”) from the Company that any of the following events has occurred or is anticipated to occur:

(i)

The ESPA is terminated for any reason;

(ii)

The Company becomes insolvent;

(iii)

A voluntary or involuntary petition in bankruptcy is filed with respect to the Company; or

(iv)

The Company decides to discontinue the Business, or to discontinue serving the market currently served by CorCell.

Such written notice shall be delivered on or before March 1, 2007. During the period between the date of the Notice and the date of closing of the purchase and sale, the Company shall operate the Business in the ordinary course and take reasonable commercial efforts to preserve the Business, its employees, customers and suppliers.  The closing shall take place within five business days after the notice of exercise is given by Buyer. Cornell Capital Partners has agreed to waive any right to a security interest in any of the assets constituting the Business, and the Company represents and warrants that: (i) no other person or entity presently holds any right, as a result of any agreement with the Company, to a security interest in any of such assets, and (ii) until such time as the Buyer’s right to acquire the Business under this Section 8(a) has expired, the Company will not enter into any agreement granting a security interest in any of such assets.

(b)

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania exclusive of conflicts or choice of law rules or comity, and the parties further agree that any suit brought hereunder shall be brought only in Philadelphia, Pennsylvania, and expressly consent to the jurisdiction and venue of the Court of Common Pleas, sitting in Philadelphia, PA, and the United States District Court for the Eastern District of Pennsylvania, sitting in Philadelphia, PA with respect to any such action.

(c)

Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  Signature by facsimile transmission shall be deemed an original signature for all purposes hereof.

(d)

Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e)

Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f)

Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(g)

Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Cord Blood America, Inc.
9000 W. Sunset Boulevard, Suite 4000
Los Angeles, CA 90069
Attention: Matthew Schissler
Telephone: (310) 432-4090
Facsimile: (310) 432-4098

Copies to:

Attention:
Telephone:
Facsimile:

If to Buyer, to:	Independence Blue Cross
1901 Market Street
Philadelphia, PA 19103
Attention: Paul A. Tufano, Esq., General Counsel
Telephone: (215) 241-3825
Facsimile: (215) 241-2324

Copies to:	Independence Blue Cross
1901 Market Street
Philadelphia, PA 19103
Attention: Thomas W. O’Connell, Senior Counsel
Telephone: 215-241-4896
Facsimile: 215-241-3824

(h)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(i)

No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j)

Survival.  Except as otherwise provided in this Section 8(j), the representations and warranties of the Company and Buyer contained in Sections 2 and 3, and the related indemnification set forth in Section 7, shall survive each Monthly Closing for a period of two (2) years.  The representations and warranties of the Company (and Buyer’s right to seek indemnification for the breach of such representations and warranties) relating to (i) tax matters (Section 3(s)) shall survive the final Closing until 60 days past the applicable statutes of limitation plus any extensions or waivers thereof, and (ii) capitalization (Section 3 (c)), issuance of Common Stock (Section 3(d)), employee benefits matters (Section 3(v)), rights of first refusal (Section 3(u)) and environmental matters (Section 3(m)) shall survive without limitation.

(k)

Publicity.  The Company and Buyer shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof).

(l)

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(m)

Termination.  In the event that any Monthly Closing shall not have occurred on or before five (5) business days after the applicable Monthly Closing Date, due to the Company’s or Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability to the breaching party.  The Buyer shall have no further obligation to purchase Common Stock as of  the earlier of the date that (i) the aggregate Purchase Price for all purchases made by Buyer hereunder equals the sum of One Million Dollars ($1,000,000), (ii) successful consummation by the Company of the purchase of CorCell’s cord blood sample storing business pursuant to the terms of the ESPA, (iii) the ESPA is terminated for any reason, (iv) there occurs an Event of Default (as defined in Section 1(a)) by the Company under this Agreement, (v) the Company becomes insolvent, (vi) there occurs a filing of a voluntary or involuntary  petition in bankruptcy by or against the Company, or (vii) there occurs the fifth (5th) Monthly Closing (March, 2007).

(n)

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, Buyers and the Company have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

CORD BLOOD AMERICA, INC.

By:	/s/ Matthew Schissler
Name:	Matthew Schissler
Title:	Chairman and Chief Executive Officer

INDEPENDENCE BLUE CROSS

By:	/s/ Richard Neeson
Name:	Richard J. Neeson
Title:	Senior Vice President

SCHEDULE 1

COMPONENTS OF DEFICIT CALCULATION

The following examples show the components to be used in calculating the Projected and Actual Cash Deficits of the Business. These examples are illustrative.

	October	November
INFLOWS
Cash from enrollment fees	$	$
Cash from full pays (12% sign up)
Cash from balances (33% sign up)(21% of 33% del)
Cash from installments (53% sign up)
Total Cash Inflows
OUTFLOWS
Processing Costs
Courier Costs
Kit Costs
Payroll Costs
Bank Service Charges
Credit Card Fees
Health Insurance
Info Systems
Telephone
Postage
Equipment Leases
E-Mail Hosting Exchange
Office Expense (incl. setting up Marion)
Maintenance (equipment, building, etc)
Software Licenses Expense
Dues (NLO)
Consulting Fees
Legal Fees
Medical Director Fees
Referral Fees
Doctor reimbursements
CBE/CEU
Wireless phone reimbursements
Trade Show expenses

Travel expenses (including meals, tips, etc)
George
Jill
Marion
Marc
Website Expense
Internet Strategy
Print Ads
Public Relations (press release)
Collaterals (absolutely required; no fluff or wishes)
Giveaways (pens; have some on hand; may run out)

Total Cash Outflows	$	$

CASH SHORTAGE	$	$

EXHIBIT A

FORM OF INVESTOR REGISTRATION RIGHTS AGREEMENT